Exhibit 10.36

UPLAND SOFTWARE, INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

December 20, 2013

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TABLE OF CONTENTS

(continued)

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EXHIBITS

A	Schedule of Investors
B	Amended and Restated Certificate of Incorporation
C	Amended and Restated Investor Rights Agreement
D	Amended and Restated Voting Agreement
E	Amended and Restated Right of First Refusal and Co-Sale Agreement
F	Schedule of Exceptions
G	Compliance Certificate
H	Secretary’s Certificate
I	Opinion of Counsel to the Company

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UPLAND SOFTWARE, INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

This Series C Preferred Stock Purchase Agreement (this “Agreement”) is dated as of December 20, 2013, and is among Upland Software, Inc. (f/k/a Silverback Enterprise Group, Inc.), a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached as Exhibit A (the “Schedule of Investors”).

SECTION 1

AUTHORIZATION, SALE AND ISSUANCE

1.1 Authorization.

The Company will, prior to the Initial Closing (as defined below), authorize (a) the sale and issuance of up to 11,700,000 shares (the “Shares”) of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred”), having the rights, privileges, preferences and restrictions set forth in the amended and restated certificate of incorporation of the Company, in substantially the form of Exhibit B (the “Restated Certificate”) and (b) the reservation of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for issuance upon conversion of the Shares (the “Conversion Shares”).

1.2 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, the number of Shares set forth in the column designated “Number of Series C Shares” opposite such Investor’s name on the Schedule of Investors, at a purchase price of $1.80 per share (the “Purchase Price”). The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance.

SECTION 2

CLOSING DATES AND DELIVERY

2.1 Closing.

(a) The purchase, sale and issuance of the Shares shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”). The initial Closing (the “Initial Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746-5546, at 10:00 a.m. local time on December 20, 2013, or such other date as the Company and the Investors participating in the Initial Closing shall agree.

(b) If less than all of the Shares are sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”), within 120 days after the Initial Closing, up to the balance of the unissued Shares to such persons or entities as may be approved by the Company and

Investors representing a majority of the Shares issued to Investors in previous Closings. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, the Amended and Restated Investors’ Rights Agreement in substantially the form of Exhibit C (the “Rights Agreement”), the Amended and Restated Voting Agreement in substantially the form of Exhibit D (the “Voting Agreement”), and the Amended and Restated Right of First Refusal and Co-Sale Agreement in substantially the form of Exhibit E (the “Right of First Refusal and Co-Sale Agreement,” and together with this Agreement, the Voting Agreement and the Rights Agreement, the “Agreements”), without the need for an amendment to any of the Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company and the Investors participating in such Subsequent Closing.

(c) Immediately after each Closing, the Schedule of Investors will be amended to list the Investors purchasing Shares hereunder and the number of Shares issued to each Investor hereunder at each such Closing. The Company will furnish to each Investor copies of the amendments to the Schedule of Investors referred to in the preceding sentence.

2.2 Delivery. At each Closing, the Company will deliver to each Investor in such Closing a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in such Closing against payment of the Purchase Price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, (c) cancellation or conversion of indebtedness or (d) any combination of the foregoing. In the event that payment by an Investor is made, in whole or in part, by cancellation or conversion of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation with respect thereto in form and substance acceptable to the Company.

2.3 Conversion of Notes. Each Investor that is a holder of one or more promissory notes listed on the Schedule of Investors (each, a “Note”), hereby acknowledges and agrees by such Investor’s execution of this Agreement that, effective upon the Closing, all outstanding principal and interest accrued under each Note held by such Investor shall automatically convert into Shares at the price set forth on the Schedule of Investors with respect to such Note, which conversion shall be deemed to be payment of all or a portion of the purchase price for the Shares as set forth on the Schedule of Investors, and that the issuance of such Shares shall be in full satisfaction and termination of the Company’s obligations under such Note.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A Schedule of Exceptions, attached as Exhibit F (each, a “Schedule of Exceptions”) shall be delivered to the Investors in connection with each Closing. Except as set forth on the Schedule of Exceptions delivered to the Investor at the applicable Closing, the Company hereby represents and warrants to the Investors as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver the Agreements, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to the Agreements and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

3.3 Capitalization.

(a) Immediately prior to the Initial Closing, the authorized capital stock of the Company will consist of 74,325,000 shares of Common Stock, of which 11,291,210 shares are issued and outstanding and 56,722,800 shares of Preferred Stock, 18,240,300 of which are designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), 17,206,508 of which are issued and outstanding, 10,782,500 of which are designated Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), 10,380,000 of which are issued and outstanding, 6,000,000 of which are designated Series B-1 Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred”), 1,450,000 of which are issued and outstanding, 10,000,000 of which are designated Series B-2 Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred”), 949,000 of which are issued and outstanding, and 11,700,000 of which are designated Series C Preferred, none of which are issued and outstanding. The Common Stock, the Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series B-2 Preferred and the Series C Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b) The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c) The Company has reserved:

(i) the Shares for issuance pursuant to this Agreement;

(ii) 11,700,000 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Shares;

(iii) 18,240,300 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Series A Preferred;

(iv) 10,782,500 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Series B Preferred;

(v) 1,450,000 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Series B-1 Preferred;

(vi) 949,000 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Series B-2 Preferred;

(vii) 5,777,992 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its Amended and Restated 2010 Equity Incentive Plan, under which 2,455,096 options to purchase shares are issued and outstanding as of the date of this Agreement.

(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Rights Agreement. Except as set forth in the Rights Agreement, the Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

(e) Except for the conversion privileges of the Series A Preferred, Series B Preferred, Series B-1 Preferred, Series B-2 Preferred and Series C Preferred, the rights provided pursuant to the Rights Agreement and the Right of First Refusal and Co-Sale Agreement or as otherwise described in this Agreement, there are no outstanding options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

3.4 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to the Initial Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

3.5 Financial Statements. The Company has delivered to each Investor its audited financial statements for the fiscal years ended December 31, 2011 and December 31, 2012, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the three-month periods ended March 31, 2013, June 30, 2013, and September 30, 2013 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments and further subject to interim adjustments to prior purchase accounting estimates. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2013, (ii) obligations under contracts and commitments incurred in the ordinary course of business, (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, and (iv) liabilities incurred subsequent to September 30, 2013 as a result of the Company’s acquisition of ComSci Solutions, LLC, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.6 Material Contracts. Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, transactions, judgments, orders, writs or decrees to which the Company is a party, or by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (each, a “Material Contract,” collectively the “Material Contracts”). To the Company’s knowledge, all of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. The Company is not in material default under any of such Material Contracts.

3.7 Intellectual Property.

(a) Ownership. To the knowledge of the Company, it owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect without any conflict with or infringement of the rights of others. Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. To the knowledge of the Company, it has not violated nor, to the knowledge of the Company, by conducting its business as currently conducted, would it violate any of the Intellectual Property of any other person or entity, nor has the Company received any written communication alleging such a violation.

(b) No Breach by Employees. The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company.

3.8 Proprietary Information and Invention Assignment. Each current and former employee of the Company has executed a confidential information and invention assignment agreement in the form attached to the Schedule of Exceptions. Each consultant to the Company that has had access to the Company’s Intellectual Property has entered into an agreement containing appropriate confidentiality and invention assignment provisions. To the knowledge of the Company, no officer, employee or consultant of the Company is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party

3.9 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and

(iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

3.10 Compliance with Other Instruments.

(a) The Company is not in violation of any material term of its certificate of incorporation or bylaws, each as amended to date, or, to the Company’s knowledge, in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound which would have a Material Adverse Effect. To the Company’s knowledge, the Company is not in violation of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution and delivery of the Agreements by the Company, the performance by the Company of its obligations pursuant to the Agreements, and the issuance of the Shares, and the Conversion Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company’s certificate of incorporation or bylaws, each as amended to date, or any of its agreements, nor, to the Company’s knowledge, result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.11 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency. To the Company’s knowledge, there is no legitimate basis for or threat of an action, suit, proceeding, or investigation against the Company that could reasonably be expected to have a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company currently intends to initiate.

3.12 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares and the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) such filings as may be required under applicable state securities laws.

3.13 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.14 Offering. Subject to the accuracy of the Investors’ representations and warranties in Section 4, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3.15 Registration and Voting Rights. Except as set forth in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.16 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3.17 Qualified Small Business Stock. As of the date of this Agreement, the Shares constitute “qualified small business stock” within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended.

3.18 Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it with appropriate federal, state and local governmental agencies, except where the failure to do so would not have a Material Adverse Effect. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company have been paid or will be paid prior to the time they become delinquent.

3.19 Employees. There are no strike, labor dispute or union organization activities pending or threatened between it and its employees. To the Company’s knowledge, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee intends to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

3.20 Employee Benefit Plans. The Company is in substantial compliance with its “employee benefit plans” as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.21 Changes. Since September 30, 2013, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or key employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 3.21.

3.23 Obligations to Related Parties

No employee, officer, director or, to the Company’s knowledge, stockholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors). To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies or in connection with such person’s ownership of Nighthawk Acquisition Corporation, Silverback Enterprise Group, Inc. or Visonael Software, Inc. To the Company’s knowledge, no employee, officer, director or stockholder, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby, severally and not jointly, represents and warrants to the Company as follows:

4.1 No Registration. The Investor understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. The Investor is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3 Investment Experience. The Investor, has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Investor, can protect its own interests. The Investor has such knowledge and experience in financial and business matters so that the Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment.

4.5 Access to Data. The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreements. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

4.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7 Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

4.8 Rule 144. The Investor acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Conversion Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.9 No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10 Authorization.

(a) The Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of the Investor’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(b) The Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreements by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.11 Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

4.12 Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

4.13 Legends. The Investor understands and agrees that the certificates evidencing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Rights Agreement or under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5

CONDITIONS TO INVESTORS’ OBLIGATIONS TO CLOSE

Each Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Investor purchasing the Shares in such Closing:

5.1 Representations and Warranties. Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the date of such Closing.

5.2 Covenants. The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to such Closing in all material respects.

5.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Shares.

5.4 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

5.5 Rights Agreement. The Company and the Investors (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.

5.6 Voting Agreement. The Company, the Founders and the Investors (each as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

5.7 Right of First Refusal and Co-Sale Agreement. The Company, the Founders and the Investors (each as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

5.8 Closing Deliverables. The Company shall have delivered to counsel to the Investors the following:

(a) a certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company, in substantially the form of Exhibit G, certifying the satisfaction of the conditions to closing listed in Sections 5.1 and 5.2;

(b) a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Initial Closing, with respect to the good standing of the Company;

(c) a certificate of the Company executed by the Company’s Assistant Secretary, in substantially the form of Exhibit H, attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement; and

(d) with respect to the Initial Closing only, an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, dated as of the Initial Closing, in substantially the form of Exhibit I.

SECTION 6

CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to sell and issue the Shares at each Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

6.1 Representations and Warranties. The representations and warranties made by the Investors in such Closing in Section 4 shall be true and correct when made and shall be true and correct as of the date of such Closing.

6.2 Covenants. The Investors shall have performed or complied with all covenants, agreements and conditions contained in the Agreements to be performed or complied with by the Investors on or prior to the date of such Closing in all material respects.

6.3 Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Shares and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

6.4 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Rights Agreement. The Company and the Investors (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.

6.6 Voting Agreement. The Company, the Founders and the Investors (each as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

6.7 Right of First Refusal and Co-Sale Agreement. The Company, the Founders and the Investors (each as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

SECTION 7

MISCELLANEOUS

7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Investors purchasing shares in a Closing after the Initial Closing may become parties to this Agreement in accordance with Section 2.1 without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that, except as otherwise set forth herein, by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any other holder of any Shares or Conversion Shares, to such address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such Shares or Conversion Shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 401 Congress Ave., Suite 2950, Austin, Texas 78701, or at such other current address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Brian K. Beard, Wilson Sonsini Goodrich & Rosati, P.C., 900 South Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, Texas 78746-5546.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or other security holder in the Company’s records if provided by such Investor), (iii) posting on an electronic network together with separate notice, in accordance with subsection (i) or (ii), to the Investor or other security holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or other security holder. This consent may be revoked by an Investor or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

7.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4 Brokers or Finders. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.16, and each Investor agrees to indemnify and hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any other Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.11.

7.5 Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that if the Initial Closing is effected, the Company shall reimburse the reasonable documented fees of any legal, accounting, travel and related costs and expenses, such amount not to exceed an aggregate of $75,000.

7.6 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Initial Closing.

7.7 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, that an Investor may transfer or assign Investor’s rights, duties and obligations hereunder without the Company’s prior written consent in connection with a transfer or assignment effected in accordance with the terms of the Company’s Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and Restated Investors’ Rights Agreement, so long as the transferee or assignee delivers to the Company an executed joinder whereby such transferee or assignee agrees to become a party to this Agreement. Except as otherwise provided in the foregoing sentence, any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.8 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.9 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.10 California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.11 Indemnification. The Company, without limitation as to time, assumes liability for and agrees to indemnify, defend and hold harmless each Investor and its officers, directors, stockholders, partners, employees, agents and affiliates (collectively, “Indemnified Persons”) from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’ fees and expenses) (collectively, “Losses”) (i) arising out of or related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement or any of the Agreements; or (iii) incurred in connection with any action or proceeding against the Company or any Indemnified Person arising out of or in connection with this Agreement, any of the Agreements (or any other document or instrument executed pursuant hereto or thereto), or the transactions contemplated herein or therein, other than (x) Losses that are finally determined in such action or proceeding to be primarily and directly a result of (I) the gross negligence of such Indemnified Person, (II) a breach of a fiduciary duty, if any, owed by such Indemnified Person to the Company, (III) the willful misconduct or a knowing violation of applicable law by such Indemnified Person, or (IV) a transaction from which such Indemnified Person received an improper personal benefit, or (y) Losses that are the subject of the indemnification agreement entered into by the Company and such Indemnified Person pursuant to the Rights Agreement, as to which Losses such indemnification agreement, rather than this Section 7.11, shall apply. The Company agrees to reimburse each Indemnified Person promptly for all such Losses as they are incurred by such Indemnified Person after the Company receives a written undertaking of such Indemnified Person to reimburse the Company for any payments made by the Company to such Indemnified Person if it is finally determined in such action or proceeding that such Indemnified Person is not entitled to indemnification pursuant to clause (iii) above. The obligations of the Company to each Indemnified Person under this Section 7.11 will be separate and distinct obligations and will survive any transfer of securities by any Investor and the expiration or termination of this Agreement or any of the Agreements. THE COMPANY AND THE INVESTORS INTEND THAT THE INDEMNIFIED PERSONS BE INDEMNIFIED FROM LIABILITY FOR THEIR OWN NEGLIGENCE PURSUANT TO THIS SECTION 7.11.

7.12 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.15 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.16 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, stockholder, employee, agent, partner or affiliate of any such other Investor, in making its investment or decision to invest in the Company or in monitoring such investment. Each Investor agrees that no other Investor nor any officer, director, stockholder, employee, agent, partner or affiliate of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Series C Preferred, or both. Without limiting the foregoing, no Investor nor any of its officers, directors, stockholders, partners, employees or agents of affiliates, or other holder of any Series C Preferred shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any subsidiary or their respective properties, business or financial and other affairs, acquired by such Investor or holder from the Company or any subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Investor or holder of Series C Preferred, nor shall any such Investor or other Person have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder of Series C Preferred or to continue to provide any such information if any information is provided.

7.17 Rights of Investors. Each Investor, in its sole and absolute discretion, may exercise or refrain from exercising any rights or privileges that such Investor may have pursuant to the Agreements, the Restated Certificate, the Bylaws or at law or in equity, and such Investor shall not incur or be subject to any liability or obligation to the Company, any other Investor or holder of Series C Preferred, any other stockholder or securityholder of the Company or any other person, by reason of exercising or refraining from exercising any such rights or privileges.

7.18 No Commitment for Additional Financing. The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Series C Preferred as set forth in Section 1.2 and subject to the conditions set forth in Section 5. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Investor or its representatives on or after the date hereof shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.19 Waiver of Potential Conflicts of Interest. Each of the Investors and the Company acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors.

Each of the Investors and the Company acknowledges that WSGR is representing only the Company in this transaction. Each of the Investors and the Company understands that an affiliate of WSGR may also be an Investor under this Agreement. By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities, WSGR’s possession of such confidential information and the participation by WSGR’s affiliate in the financing. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

(Signature pages to follow.)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

UPLAND SOFTWARE, INC.
a Delaware corporation

By:	/s/ JOHN T. MCDONALD
John T. McDonald,
Chief Executive Officer

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

MLPF&S AS CUST. FBO JOHN MCDONALD IRRA

By:	/s/ JOHN T. MCDONALD
Name:	John T. McDonald
Title:	Authorized Signatory

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

AUSTIN VENTURES IX, L.P.

By: AV Partners IX, L.P., its General Partner
By: AV Partners IX, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

AUSTIN VENTURES X, L.P.

By: AV Partners X, L.P., its General Partner
By: AV Partners X, LLC, its General Partner

By:	/s/ JOHN THORNTON
Name:	John Thornton
Title:	Member

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

ACTIVANT INVESTMENT II, LLC

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

ACTIVANT HOLDINGS I, LP

By: ACTIVANT CAPITAL GROUP, LLC
Its: General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

ACTIVANT HOLDINGS II, LP

By: ACTIVANT CAPITAL GROUP, LLC
Its: General Partner

By:	/s/ STEVE SARRACINO
Name:	Steve Sarracino
Title:	Manager

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

ALTITUDE INVESTMENTS FUND I, L.P.

By: Altitude Investments LLC
Its: General Partner

By:	/s/ BRAD SEIDEL
Name:	Brad Seidel
Title:	President

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/S/ CLAYTON CHRISTOPHER
Clayton Christopher

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

COVENANT PE I, L.P.

By: Atlas Capital Management, L.P.
Its: General partner

By: RHA, Inc.
Its: General partner

By:	/s/ ROBERT H. ALPERT
Name:	Robert H. Alpert
Title:	President

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

RARA4 INVESTMENTS, LTD.

By: Tame Coyote Management, LLC
Its: General partner

By:	/s/ DONALD C. REYNOLDS
Name:	Donald C. Reynolds
Title:	Manager

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

COZMO INVESTMENTS, LTD.

By: High 4 Family, LLC
Its: General partner

By:	/s/ WALTER C. REYNOLDS
Name:	Walter C. Reynolds
Title:	Manager

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

ESW CAPITAL LLC

By:	/s/ ANDREW S. PRICE
Name:	Andrew S. Price
Title:	CFO

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	/s/ JAMES K. PHILLIPS
Name:	James K. Phillips
Title:	Chief Financial Officer

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ ROBERT HERSCH
Robert Hersch

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ JERALD PETERSON
Jerald Peterson

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ JOSEPH P. PETERSON
Joseph P. Peterson

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ JOE ROSS
Joe Ross

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ KEVIN SINGERMAN
Kevin Singerman

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

MARGUERITE C. KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

JOHN BURKE KLEINHEINZ JR. TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

WILLIAM HARRISON KLEINHEINZ TRUST

By:	/s/ JOHN B. KLEINHEINZ
John B. Kleinheinz,
Trustee

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ LEO PETERSON
Leo Peterson

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ MARK SINGERMAN
Mark Singerman

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ JAMES PALLOTTA
James Pallotta

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ BYRON DAVID PEARSON
Byron David Pearson

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

THE MICHAEL M REYNOLDS TESTAMENTARY TRUST

By:	/s/ MIKE REYNOLDS
Name:	Mike Reynolds
Title:	Trustee

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

RICHARD H. HEIN TRUST DATED JUNE 12, 1995

By:	/s/ RICHARD H. HEIN
Name:	Richard H. Hein
Title:	Trustee

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ TIMOTHY MAY
Timothy May

(Signature page to the Series C Preferred Stock Purchase Agreement)

The parties are signing this Series C Preferred Stock Purchase Agreement as of the date stated in the introductory clause.

/s/ GEORGE WOODIWISS
George Woodiwiss

(Signature page to the Series C Preferred Stock Purchase Agreement)

Exhibit A

SCHEDULE OF INVESTORS

INITIAL CLOSING

Investor Name and Address	Cancellation of Indebtedness[1]	Cash	Total Purchase Price	No. of Series C Shares
Activant Investment II, LLC [***]	$1,009,998.72	$0.00	$1,009,998.72	701,388

Activant Holdings I, LP [***]	$0.00	$3,699,999.00	$3,699,999.00	2,055,555

Activant Holdings II, LP [***]	$0.00	$3,049,999.20	$3,049,999.20	1,694,444

Austin Ventures X, L.P. [***]	$1,060,499.52	$0.00	$1,060,499.52	736,458

Austin Ventures IX, L.P. [***]	$706,999.68	$0.00	$706,999.68	490,972

ESW Capital LLC [***]	$512,817.12	$1,499,999.40	$2,012,816.52	1,189,456

MLPF&S as Cust. FBO John McDonald IRRA [***]	$368,648.64	$414,999.00	$783,647.64	486,561

Covenant PE I, L.P. [***]	$151,544.16	$505,999.80	$657,543.96	386,350

RARA4 Investments, Ltd. [***]	$146,446.56	$749,998.80	$896,445.36	518,365

Cozmo Investments, Ltd. [***]	$146,446.56	$749,998.80	$896,445.36	518,365

James Pallotta	$97,938.72	$249,998.40	$347,937.12	206,901
[***]

[1]	Shares purchased by cancellation of these Notes are sold at 80% of the Purchase Price pursuant to contractual provisions set forth therein.

Investor Name and Address	Cancellation of Indebtedness[1]	Cash	Total Purchase Price	No. of Series C Shares
Marguerite C. Kleinheinz Trust [***]	$84,165.12	$0.00	$84,165.12	58,448

John Burke Kleinheinz Jr. Trust [***]	$84,165.12	$0.00	$84,165.12	58,448

William Harrison Kleinheinz Trust [***]	$84,165.12	$0.00	$84,165.12	58,448

Global Undervalued Securities Master Fund, L.P. [***]	$0.00	$1,499,999.40	$1,499,999.40	833,333

Kevin Singerman [***]	$75,447.36	$0.00	$75,447.36	52,394

Mark Singerman [***]	$75,447.36	$0.00	$75,447.36	52,394

Jerald Peterson [***]	$65,144.16	$49,998.60	$115,142.76	73,016

Leo Peterson [***]	$65,144.16	$94,998.60	$160,142.76	98,016

Joseph P. Peterson [***]	$0.00	$104,999.40	$104,999.40	58,333

Clayton Christopher [***]	$50,499.36	$124,999.20	$175,498.56	104,513

Richard H. Hein Trust dated June 12, 1995 [***]	$33,675.84	$112,602.60	$146,278.44	85,943

Joe Ross [***]	$25,256.16	$29,998.80	$55,254.96	34,205

George Woodiwiss [***]	$90,174.24	$0.00	$90,174.24	62,621

Altitude Investments Fund I, L.P. [***]	$0.00	$1,399,998.60	$1,399,998.60	777,777

(Signature page to the Series C Preferred Stock Purchase Agreement)

Investor Name and Address	Cancellation of Indebtedness[1]	Cash	Total Purchase Price	No. of Series C Shares
The Michael M Reynolds Testamentary Trust [***]	$0.00	$249,998.40	$249,998.40	138,888

Byron David Pearson [***]	$0.00	$99,999.00	$99,999.00	55,555

Timothy May [***]	$0.00	$149,999.40	$149,999.40	83,333

Robert Hersch [***]	$0.00	$49,998.60	$49,998.60	27,777

TOTAL	$4,934,623.68	$14,888,583.00	$19,823,206.68	11,698,257

(Signature page to the Series C Preferred Stock Purchase Agreement)